Exhibit 99.1

Contact:

Brian E. Powers, President and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

216-243-2449

May 9, 2023
FOR IMMEDIATE RELEASE

Crawford United Corporation Announces First Quarter 2023 Results

●	Sales of $39.5 million, an increase of 27.4%
●	Net Income of $3.4 million, an increase of 218.2%
●	EBITDA As Defined[1] of $6.9 million, an increase of 80.2%
●	Earnings per share of $0.97 for the quarter

CLEVELAND, OHIO, May 9, 2023 – Crawford United Corporation (OTC: CRAWA), a growth-oriented holding company serving diverse markets, today reported results for the quarter ended March 31, 2023.

For the quarter ended March 31, 2023, sales were $39.5 million compared with $31.0 million in the same period in 2022, an increase of 27.4%. In the quarter, the Company recorded operating income of $5.1 million compared with operating income of $1.4 million in the same period of the prior year, an increase of 266.4%.  Net income was $3.4 million, or $0.97 per fully diluted share, compared to $1.1 million, or $0.31 per fully diluted share in the first quarter of the prior year, an increase of 218.2%. EBITDA As Defined was $6.9 million in the quarter compared to $3.8 million in the same period of the prior year, an increase of 80.2%. In comparison to the first quarter of 2022, the sales increase was primarily due to organic growth in each segment, with the Industrial & Transportation Products segment also benefiting from the January 10, 2022 acquisition of Reverso Pumps and Separ America and the May 1, 2022 acquisition of Knitting Machinery. Sequentially, sales have increased 20.9% from $32.7 million in the fourth quarter of 2022, exclusively on the basis of organic growth.

Brian Powers, President and CEO, stated “We are pleased with the ongoing success of our business model, as our overall sales, gross margins and profitability continue to improve. Crawford United is continuing to explore opportunities for increased revenue and improved profitability, always with an eye towards additional acquisitions.”

About Crawford United Corporation.

Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, education, aerospace, defense, and transportation. The company currently operates two business segments. The Commercial Air Handling Equipment segment is a leader in designing, manufacturing, and installing highly customized, large-scale commercial, institutional, and industrial air handling solutions, primarily for hospitals and universities. The Industrial & Transportation Products segment provides highly complex precision components to customers in the aerospace and defense industries, as well as a full line of branded metal, silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) the moderation of the adverse effects of the COVID-19 pandemic, including the resumption of operations by the Company’s customers, loosening of public health restrictions, or any reimposed restrictions or tightening of public health restrictions which could impact the demand for the Company’s products; (b) shortages in supply or increased costs of necessary products, components or raw materials from the Company’s suppliers; (c) availability shortages or increased costs of freight and labor for the Company and/or its suppliers; (d) actions that governments, businesses and individuals take in response to public health crises, such as the COVID-19 pandemic, including mandatory business closures and restrictions on onsite commercial interactions; (e) conditions in the global and regional economies and economic activity, including slow economic growth or recession, inflation, currency and credit market volatility, reduced capital expenditures and changes in government trade, fiscal, tax and monetary policies; (f) adverse effects from evolving geopolitical conditions, such as the military conflict in Ukraine; (g) the Company's ability to effectively integrate acquisitions, and manage the larger operations of the combined businesses, (h) the Company's dependence upon a limited number of customers and the aerospace industry, (i) the highly competitive industry in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, (j) the Company's ability to capitalize on market opportunities in certain sectors, (k) the Company's ability to obtain cost effective financing and (k) the Company's ability to satisfy obligations under its financing arrangements, and the other risks described in “Item 1A. Risk Factors” in our Annual Report Form 10-K and the Company’s subsequent filings with the SEC.

Brian E. Powers

President & CEO

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

1 EBITDA As Defined is a Non-GAAP financial measure. Please refer to the definition and table at the end of this release for a reconciliation of EBITDA As Defined to net income.

CRAWFORD UNITED CORPORATION

Consolidated Income Statement (Unaudited)

	Three Months Ended
	March 31,

	2023		2022
Sales	$39,484,356	100%	$31,002,746	100%
Cost of Sales	28,967,804	73%	24,636,341	79%
Gross Profit	10,516,552	27%	6,366,405	21%

Operating Expenses:
Selling, general and administrative expenses	5,397,285	14%	4,969,084	16%
Operating Income	5,119,267	13%	1,397,321	5%

Other (Income) Expenses:
Interest charges	369,802	1%	261,016	1%
Other (income) expense	60,030	0%	(504,786)	-2%
Total Other (Income) and Expenses	429,832	1%	(243,770)	-1%
Income before Income Taxes	4,689,435	12%	1,641,091	5%
Income tax expense	1,297,962	3%	575,216	2%
Net income	$3,391,473	9%	$1,065,875	3%

Net income per common share
Basic	$0.97		$0.31
Diluted	$0.97		$0.31

Weighted average shares outstanding
Basic	3,502,824		3,433,995
Diluted	3,502,824		3,433,995

CRAWFORD UNITED CORPORATION

Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA As Defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA As Defined reflects net income before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA As Defined to assess the Company's performance and believes that EBITDA As Defined is useful to investors as an indication of the Company's compliance with its financial covenants in its revolving credit facility. Additionally, EBITDA As Defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA As Defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA As Defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA As Defined:

	Three Months Ended
	March 31,

	2023	2022
Net income	$3,391,473	$1,065,875
Addback:
Interest charges	369,802	261,016
Income tax expense	1,297,962	575,216
Depreciation and amortization	911,625	932,003
Non-cash stock-based compensation expense	492,665	898,307
Amortization of right of use assets	397,536	282,515
Unrealized loss (gain) on investments in equity securities	59,033	(174,885)

EBITDA As Defined	$6,920,096	$3,840,047